Exhibit 99.1

Ironwood Gold Corp. Receives Favorable Independent 43-101 Report of Rock Creek Property Located in the Carlin Trend, Nevada

SCOTTSDALE, AZ, Mar. 11, 2010 (Marketwire) --

SCOTTSDALE, AZ -- (Marketwire) -- 03/11/10 -- Ironwood Gold Corp. (OTCBB: IROG) (the "Company") is pleased to announce the receipt of an assessment undertaken by Crosby Consulting & Exploration Services of the recently acquired Rock Creek project in the form of a National Instrument (N.I.) 43-101 compliant report detailing the potential of the asset.

The report indicates that Rock Creek, with its geographical, geological and structural setting, provides clear indications of gold with the capability to host a 1 - 5 million ounce deposit with the potential of greater than 5 million ounces. This is exemplified by the Jerritt Canyon gold deposit (10-25 million ounces) owned by Yukon Nevada Gold due east of the Rock Creek property and the Anglo Gold Property (2-5 million ounces) located just to the north of Jerritt Canyon.

The author of the report is Russell Crosby, M.Sc, P.Geo., a qualified person under the definitions established by N.I. 43-101 and a highly experienced Mineral Geologist familiar with the region. Mr. Crosby's career has included service as a mineral geologist with Canadian Pacific, Anaconda Canada Ltd., International Nickel Company Limited, Shell Oil Company, Bedford Institute of Oceanography, and various government endeavors spanning his 40 year career.

Mr. Crosby's efforts focused on the Rock Creek project located in the north end of the well known Carlin Trend, Nevada's largest gold deposit, which has produced over 50 million ounces of gold to-date. This is more gold than all of California ever produced and production has grown exponentially to becoming the second richest gold district in the world, second only to Witwatersrand, South Africa.

The 1,640 acre Rock Creek property consists of 82 unpatented U.S. federal mining claims in the Tuscarora Mountains of northern Nevada, 85 km NW of Elko, Nevada. The Tuscarora Mountains host the northern end of Carlin-trend mineralization in an area known as Carlin North which is situated within a zone of "world class" gold endowment where the potential of finding a large, high-grade, gold mine is extraordinarily favorable.

Company President Robert Reukl states, "The team led by Russell Crosby visited the claims in order to undertake the requisite field sampling and survey of the property. Their analysis and highly favorable report provide the recommendations and impetus to rapidly further our development plans for 2010."

To review a copy of the N.I. 43-101 report and additional background information regarding the Company, please visit Ironwood Gold's recently updated website at: www.ironwoodgold.com.

Additional details regarding the Company, its finances, business and agreements are filed as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

ABOUT IRONWOOD GOLD CORP. (OTCBB: IROG)
Ironwood Gold Corp. is a mineral exploration and development company building a portfolio of prospective properties containing known deposits of strategic precious metals in politically stable, mining-friendly North American districts with recognized production histories.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

Ironwood Gold Corp.
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Behzad Shayanfar, CEO

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Source: Marketwire (March 11, 2010 - 9:01 AM EST)

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